THIS BOND MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR
      HYPOTHECATED ONLY TO ACCREDITED INVESTORS OR QUALIFIED INSTITUTIONAL
       BUYERS, AS DEFINED IN THE INDENTURE. THIS BOND IS ISSUABLE ONLY IN
             DENOMINATIONS OF $100,000 OR MORE OF PRINCIPAL AMOUNT.

                            UNITED STATES OF AMERICA
                               STATE OF TENNESSEE

               THE HEALTH, EDUCATIONAL AND HOUSING FACILITY BOARD
                       OF THE COUNTY OF SHELBY, TENNESSEE
                        MULTIFAMILY HOUSING REVENUE BOND
                        (COUNTRYSIDE APARTMENTS PROJECT)
                                   SERIES 1997


No. R-1

Registered                              Maturity Date:      December 1, 2034
Owner:         Goldman, Sachs & Co.

Dated Date:    December 11, 1997        Interest Rate:      7.5%

CUSPID No.:    821697 SD2               Principal           $5,000,000
                                        Amount:


     The Health, Educational and Housing Facility Board of the County of Shelby, Tennessee, a public nonprofit corporation, duly organized and existing under the constitution and laws of the State of Tennessee (the "Issuer"), for value received, promises to pay to the Registered Owner stated above or registered assigns (the "Holder"), but solely form the sources and in the manner referred to herein, the principal amount set forth above on the Maturity Date stated above, unless this Bond is called for earlier redemption, and to pay from those sources interest thereon at the Interest Rate specified above, payable on the first day of each month commencing February 1, 1998 (an "Interest Payment Date") (or if any such day is not a Business Day, as hereinafter defined, on the next succeeding Business Day), until the principal amount is paid or duly provided for. Interest shall be calculated on the basis of a 360-day year and twelve 30-day months. The term Business Day, as used herein, means any day, other than a Saturday or Sunday, on which commercial banks located in the city in which the principal corporate trust office of the Trustee is located are not required or authorized to remain closed. This Bond will bear interest from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from the Dated Date referenced above.

     The principal of and premium on this Bond is payable upon presentation and surrender hereof at the principal corporate trust office of the trustee under the Indenture (defined below), presently First Tennessee Bank National Association, Memphis, Tennessee (together with its successors and assigns, the "Trustee") unless otherwise provided in the Indenture. Interest is payable on each Interest Payment Date (or one or more predecessor bonds) is registered at the close of business on the day of the next preceding applicable Interest Payment Date (the "Regular Record Date") on the registration books for this issue maintained by the Trustee, as Registrar, at the address appearing therein, or at the written request of the Holder of not less than the lesser of $1,000,000 in aggregate principal amount of the Bonds (defined below) or all outstanding Bonds delivered to the Trustee on or before the date of presentation, by wire transfer in same day funds to the account of such Holder whose account number is on file with the Trustee as of the applicable Regular Record Date. Any interest which is not timely paid or duly provided for shall cease to be payable to the Holder hereof (or of one ore more predecessor bonds), and shall be payable to the Holder hereof (or of one or more predecessor bonds) at the close of business on a special record date to be fixed by the Trustee for the payment of that overdue interest. Notice of such special record date shall be mailed to Holders not less than ten days prior thereto. The principal of and interest on this Bond are payable in lawful money of the United States of America, without deduction for the services of the paying agent.

     Section 67-5-205. Tennessee Code Annotated, as amended, provides that neither the principal nor the interest of any bonds or notes issued by any county, or any agency thereof, shall be taxed by the State of Tennessee or by any county or municipality of said State, and such shall be so stated on the face of the bonds or notes when issued. Other provisions of the Code indicates, however, that such exception from taxation may not be available with respect to certain taxes imposed by the State of Tennessee.

     No recourse under or upon any obligation, covenant or agreement contained in the Indenture or in any Bond, or under any judgment obtained against the Issuer, or by the enforcement of any assessment or by any legal or equitable proceeding by virtue of any constitution or statute or otherwise or under any circumstances, under or independent of the Indenture, shall be had against any member or officer, as such, past, present or future, of the Issuer, either directly or through the Issuer, or otherwise, for the payment for or to the Issuer, or for or to the Holder of any Bond or otherwise of any sum that may be due and unpaid by the issuer upon any such Bond. Any and all personal liability of every nature, whether at common law or in equity, or by statute or by constitution or otherwise, of any such member or officer, as such, to respond by reason of any act or omission on his part or otherwise, for the payment for or to the Holder of any Bond or otherwise, of any sum that may remain due and unpaid upon the Bonds thereby secured or any of them, is hereby expressly waived and released as a condition of and consideration for the execution of the Indenture and the issuance of the Bonds. The Bonds shall not constitute the personal obligation, either jointly or severally, of the officers or members of the Issuer.

     This Bond shall not be entitled to any security or benefit under the Indenture or be valid or become obligatory for nay purpose until the certificate of authentication hereon shall have been signed.

     This Bond is one of a duly authorized series of Multifamily Housing Revenue Bonds (Countryside North Apartments Project) Series 1997 in the aggregate principal amount of $5,000,000 (the "Series 1997 Bonds") issued by the Issuer. The Series 1997 Bonds are issuable under the Trust Indenture dated as of December 1, 1997 (as amended and supplemented from time to time, the "Indenture" between the Issuer and the Trustee and are issued for the purpose of making a loan (the "Loan") to assist Countryside North Apartments, L.P., a Tennessee limited partnership (the "Borrower"), in financing costs of the Project, which is a multifamily rental housing project to be located within the corporate limits of the County of Shelby, Tennessee and is defined in the Loan Agreement dated as of even date with the Indenture (as amended and supplemented from time to time, the "Agreement") between the Issuer and the Owner. The Series 1997 Bonds, together with Additional Bonds which may be issued on a parity therewith under the Indenture (as defined in the Indenture and collectively, the "Bonds"), are special obligations of the Issuer, issued or to be issued under and to be secured and entitled equally and ratably to the protection given by the Indenture.

     The Series 1997 Bonds are subject to tender for purchase, at the option of the Bond Purchaser, in whole and not in part, on any Interest Payment Date on or after December 1, 2014, upon six (6) months prior written notice to the Trustee and the Borrower, at a purchase price equal to the principal amount thereof, plus accrued interest thereon. If the Series 1997 Bonds have been called for redemption on or prior to the purchase date, or if any Event of Default exists and the Bonds have been declared to be and are due and payable as of the purchase date, the Series 1997 Bonds will not be purchased.

     Reference is made to the Indenture for a more complete description of the Project, the provisions, among others, with respect to the nature and extent of the security for the Bonds, the rights, duties and obligations of the Issuer, the Trustee and the Holder of the Bonds, the terms and conditions upon which the Bonds are issued and secured and the terms and conditions upon which Additional Bonds (as defined in the Indenture) may be issued and secured on a parity with the Bonds. Each Holders assents, by its acceptance hereof, to all of the provisions of the Indenture.

     Pursuant to the Agreement, the Borrower has executed and delivered to the Trustee the Borrower's promissory note dated as of even date with the Series 1997 Bonds (the "Note"), in the principal amount of $5,000,000. The Borrower is required by the Agreement and the Note to make payments to the Trustee in the amounts and at the times necessary to pay the principal of, premium, if any, on the Series 1997 Bonds whether due at maturity or upon acceleration, redemption or tender by the Bond Purchaser (the "Bond Service Charges"). The Borrower's obligations thereunder are secured by the Deed of Trust, Security Agreement, Assignment of Leases and Rents and Fixture Financing Statement dated as of December 1, 1997 (the "Deed of Trust"), from the Borrower to the Trustee and certain other documents as provided in the Indenture. In the Indenture, the Issuer has assigned to the Trustee, to provide for the payment of the Bond Service Charges on Bonds, the Issuer's right, title and interest in and to the Agreement, except for Unassigned Issuer's Rights, as defined in the Agreement and other documents defined by the Borrower as security for the loan.

     Copies of the Indenture, the Agreement, the Deed of Trust and the Note are on file in the principal corporate trust office of the Trustee.

     The Series 1997 Bonds are issuable only as fully registered bonds in the denominations of $100,000 and any integral multiple of $5,000 in excess thereof and are exchangeable for Series 1997 Bonds of the applicable issue for other authorized denominations in equal aggregate principal amounts at the office of the Registrar, but only in the manner and subject to the limitations provided in the Indenture. This Bond is transferable at the office of the Registrar, by the Holder in person or by his attorney, duly authorized in writing, upon presentation and surrender hereof to the Registrar. The Registrar is not required to transfer or exchange (i) any Series 1997 Bond during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Bonds and ending at the close of business on the day of such mailing, or (ii) any series 1997 Bonds so selected for redemption in whole or in part.

     The Indenture permits certain amendments or supplements to the Agreement, the Indenture, the Deed of Trust and the Note not prejudicial to the Holders of Bonds to be made without the consent of or notice to the Holders, and other amendments or supplements thereto to be made with the consent of the Holders of not less than a majority in aggregate principal amount of the Bonds then outstanding.

     The Holder of each Bond has only those remedies provided in the Indenture.

     THE BONDS SHALL BE LIMITED OBLIGATIONS OF THE ISSUER PAYABLE, AS TO PRINCIPAL, PURCHASE PRICE, PREMIUM, IF ANY, AND INTEREST SOLELY FROM THE TRUST ESTATE. THE BONDS SHALL CONSTITUTE A VALID CLAIM OF THE RESPECTlVE HOLDERS THEREOF AGAINST THE TRUST ESTATE, WHICH IS PLEDGED TO SECURE THE PAYMENT OF THE PRINCIPAL OR PURCHASE PRICE OF, PREMIUM, IF ANY, AND INTEREST ON THE BONDS, AND WHICH SHALL BE UTILIZED FOR NO OTHER PURPOSE EXCEPT AS EXPRESSLY AUTHORIZED IN THIS INDENTURE. THE BONDS DO NOT CONSTITUTE WITHIN THE MEANING OF ANY STATUTORY OR CONSTITUTIONAL PROVISION, AN INDEBTEDNESS, AN OBLIGATION OR A LOAN OF CREDIT, EITHER GENERAL OR SPECIAL, OF THE STATE, THE COUNTY, THE ISSUER OR ANY OTHER POLITICAL SUBDIVISION THEREOF. NEITHER THE ISSUER, THE COUNTY, THE STATE

NOR ANY OTHER POLITICAL SUBDIVISION SHALL BE LIABLE ON THE BONDS, NOR SHALL THE FAITH, REVENUES, CREDIT OR TAXING POWER OF THE COUNTY OR THE STATE BE PLEDGED TO THE PAYMENT OF THE PRINCIPAL OF, PREMIUM, IF ANY, OR INTEREST ON THE BONDS. THE ISSUER HAS NO TAXING POWER.

     The Series 1997 Bonds are subject to redemption prior to stated maturity as follows:

     1. Subject to paragraph 6 below, the Series 1997 Bonds are subject to mandatory sinking fund redemption at a redemption price of 100% of the principal amount redeemed plus interest accrued to the redemption date, on the dates and in the principal amounts, as set forth in Exhibit B to the Indenture. Such mandatory sinking fund redemption obligations are subject to reduction for Series 1997 Bonds otherwise redeemed or delivered for cancellation as provided in the Indenture.

     2. The Series 1997 Bonds are subject to redemption in whole at the option of the Majority Holder upon a Determination of Taxability (defined in the Indenture) at the redemption price (expressed as percentages of their principal amount) set forth in the table below, plus interest accrued to the redemption date at the earliest practicable date selected by the Trustee:

Redemption Dates                                            Redemption
                                                                Prices

JanuarY 1, 1998 through  December 31, 1998                       103%
January 1, 1999 through  December 31, 1999                       102%
January 1, 2000 through December 31, 2000                        101%
January 1, 2001 and thereafter                                   100%


     3. The Series 1997 Bonds are subject to optional redemption or prepayment in whole on any date or in part on any Interest Payment Date, in integral multiples of $5, 000 at the option of the Issuer, upon the direction of the Borrower, at the redemption prices (expressed as percentages of their principal amount) set forth in the table below, plus interest accrued to the redemption date:

Redemption Dates                                            Redemption
                                                                Prices

JanuarY 1, 1998 through  December 31, 1998                       103%
January 1, 1999 through  December 31, 1999                       102%
January 1, 2000 through December 31, 2000                        101%
January 1, 2001 and thereafter                                   100%


     4. The Series 1997 Bonds are also subject to mandatory redemption by the Issuer in the event and to the extent that any Insurance Proceeds (defined in the Indenture) with respect to damage or destruction of all or a portion of the Project, any Awards (defined in the Indenture) with respect to a governmental taking of all or a portion of the Project or any Title insurance proceeds, are made available for the redemption of Series 1997 Bonds, on any date in whole, or on any Interest Payment Date in part, in each case, at a redemption price of 100% of the principal amount of the Bonds to be redeemed, plus interest accrued to the redemption date.

     5. All Bond are subject to prepayment by acceleration at 100% of the principal amount upon the occurence of an Event of Default.

     6. In lieu of the mandatory redemption referenced in paragraph 1 above, the Trustee shall, at the option of the Borrower purchase the Bonds in lieu of redemption. Any Bonds purchased in lieu of redemption shall be subordinate to any other Bonds Outstanding and shall have no voting or consent rights under the Indenture.

     Except as otherwise provided in the Indenture, notice of redemption, unless waived by any Holder of Bonds to be redeemed, is to be given by the Trustee by mailing an official redemption notice by registered or certified mail, postage prepaid, return receipt requested, to the Holder of each Bond to be redeemed at the address of such Holder as shown on the Trustee's registration records at the close of business on the day prior to such mailing, not less than ten (10) nor more than thirty (30) days prior to the date fixed for redemption. A second notice of redemption shall be given, as soon as practicable, by registered or certified mail to the Holder of each Bond which has been called for redemption but has not been presented or surrendered to the Trustee within sixty (60) days following the date fixed for redemption of that Bond. Notice of redemption having been given as aforesaid, the Bonds or portions of Bonds so to be redeemed shall, on the redemption date, become due and payable at the redemption price therein specified, and from and after such date (unless the Issuer shall default in the payment of the redemption price) such Bonds or portions of Bonds shall cease to bear interest. Failure to duly give such notice by mail or any defect therein shall not affect the validity of the proceedings for the redemption of any Bond with respect to which no such failure or defect has occurred. Any notice mailed as provided in this paragraph shall be conclusively presumed to have been duly given, whether or not the registered Holder receives notice.

     If Series 1997 Bonds or portions thereof are called for redemption and if on the redemption date moneys for the redemption thereof are held by the Trustee, thereafter those Series 1997 Bonds or portions thereof to be redeemed shall cease to bear interest, and shall cease to be secured by, and shall not be deemed to be outstanding under the Indenture.

     It is certified and recited that there have been performed and have happened in regular and due form, as required by law, all acts and conditions necessary to be done or performed by the Issuer or to have happened (i) precedent to and in the issuing of the Series 1997 Bonds in order to make them legal, valid and binding special obligations of the Issuer, and (ii) precedent to and in the execution and delivery of the Indenture and the Agreement; that payment in full for the Series 1997 Bonds has been received; and that the Series 1997 Bonds do not exceed or violate any constitutional or statutory limitation.

     IN WITNESS OF THE ABOVE, the Issuer has caused this Bond to be executed in the name of the Issuer by the manual or facsimile signatures of the Chairman or Vice Chairman and the Secretary of the Issuer, and the official seal of the Issuer to be impressed hereon or a facsimile thereof to be placed hereon, as of the date of original delivery hereof.

                                             THE HEALTH, EDUCATIONAL AND
                                             HOUSING FACILITY BOARD OF THE
                                             COUNTY OF SHELBY, TENNESSEE.
                                             as Issuer


                                             By: /s/ ILLEGIBLE
                                                 -------------------------
                                             Title: Chairman

Attest:

By: /s/ KENNETH W. PLUNK

Title: Secretary

                          CERTIFICATE OF AUTHENTICATION

     This is one of the Bonds described in the within-mentioned Indenture and has been registered on this date: December 11, 1997



                                             FIRST TENNESSEE BANK
                                             NATIONAL ASSOCIATION, as Trustee


                                                    /s/ ILLEGIBLE
                                                ---------------------------
                                                    Authorized Signator

                                   ASSIGNMENT


     FOR VALUE RECEIVED, the undersigned sells, assigns and transfers unto _____________________________________ the within Bond and all rights thereunder and hereby irrevocably constitutes and appoints ________________________________ to transfer the within-mentioned Bond on the books kept for registration thereof with full power of substitution in the premises.


(PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER
OF ASSIGNEE)

_________________________________

_________________________________


          ____________________________________________________________
            (Please Print or Typewrite Name and Address of Assignee)

Signature Guaranteed


________________________________________________________________________________
NOTICE: Signature(s) must be guaranteed by an institution which is a participant in the Securities Transfer Agent Medallion Program ("STAMP") or similar program.


________________________________________________________________________________
NOTICE: The signature on this Assignment must correspond with the name as it appears on the face of the within Bond in every particular, without alteration or enlargement or any change whatsoever.